Exhibit 10.6

001 - FTCI                                                     FIFTH THIRD BANK

Closing Letter

THIS DOCUMENT MUST BE SIGNED AND RETURNED!

In connection with the closing of the Loan(s) referenced below, Borrower acknowledges receipt of the loan documents listed below (“Loan Documents”) and further acknowledges that should Borrower fail to execute and deliver or fail to coordinate the execution and delivery of any one or more of the Loan Documents to Lender at Closing and Lender elects to close the Loan(s) notwithstanding, Borrower shall execute and deliver or coordinate the execution and delivery of such outstanding Loan Document(s) within thirty (30) days of the date hereof. Failure to comply with the foregoing obligation(s) is an Event of Default and Lender may pursue any and all remedies available at law or in equity.

Principal	Effective Date	Maturity Date	Obligor No.	Obligation No.	Officer
$750,000.00	12/16/2011	12/15/2012	0904796877	00117	05833

Borrower:         Dental Care Plus, Inc., an Ohio corporation

DOCUMENTS PREPARED FOR LOAN CLOSING AND INCLUDED IN THIS PACKAGE

Document Name	Responsible Party
Revolving Note	Dental Care Plus, Inc.
Corporate Resolution	Dental Care Plus, Inc.
Financial Statement Compliance Certificate	Dental Care Plus, Inc.
Mortgage Modification	Dental Care Plus, Inc.
100 Crowne Point Place, Cincinnati, OH 45241

ADDITIONAL ITEMS NEEDED TO FULLY DOCUMENT/SECURE THIS LOAN

Document Name	Responsible Party
UCC Financing Statement (Review by Post Closing)	Dental Care Plus, Inc.
All Business Assets (Non R/E, Non Titled Vehicles)
REG H - Real Estate Exists	Dental Care Plus, Inc.
100 Crowne Point Place, Cincinnati, OH 45241
PLEASE SIGN ALL DOCUMENTS WITH BLUE INK	Dental Care Plus, Inc.

BORROWER: Dental Care Plus, Inc., an Ohio corporation

By:	/s/ Robert C. Hodgkins, Jr.
(Authorized Signer)

Robert Hodgkins Jr., Vice President

(Print Name and Title)

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001 - FTCI                                                     FIFTH THIRD BANK

Revolving Note

OFFICER No. 05833	NOTE No. 0904796877-00117
$750,000.00	December 16, 2011
(Effective Date)

1. PROMISE TO PAY. On or before December 15, 2012 (the “Maturity Date”), the undersigned, Dental Care Plus, Inc., an Ohio corporation located at 100 Crowne Pointe Place, Cincinnati, Hamilton County, Ohio 45241 (“Borrower”) for value received, hereby promises to pay to the order of Fifth Third Bank, an Ohio banking corporation located at 38 Fountain Square Plaza, Cincinnati, Hamilton County, Ohio 45263 for itself and as agent for any affiliate of Fifth Third Bancorp (together with its successors and assigns, the “Lender”) the sum of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) (the “Borrowing”), plus interest as provided herein, less such amounts as shall have been repaid in accordance with this Note. The outstanding balance of this Note shall appear on a supplemental bank record and is not necessarily the face amount of this Note, which record shall evidence the balance due pursuant to this Note at any time.

Principal and interest payments shall be initiated by Lender in accordance with the terms of this Note from Borrower’s account through Auto BillPayer. Borrower hereby authorizes Lender to initiate such payments from Borrower’s account located at Fifth Third Bank, routing number 042000314 account number 70140826. Borrower acknowledges and agrees that use of Auto BillPayer shall be governed by the Auto BillPayer Terms and Conditions, a copy of which Borrower acknowledges receipt. Borrower further acknowledges and agrees to maintain payments hereunder through Auto BillPayer throughout the term of this Note. Each payment hereunder may be applied in the following order: accrued interest, principal, fees, charges and advanced costs.

Lender, in its reasonable discretion, may loan hereunder to Borrower on a revolving basis such amounts as may from time to time be requested by Borrower, provided that: (a) the aggregate principal amount borrowed hereunder at any time shall not exceed the Borrowing, and (b) no Event of Default shall exist or be caused thereby. The entire principal balance, together with all accrued and unpaid interest and any other charges, advances and fees, if any, outstanding hereunder, shall be due and payable in full on the earlier of the Maturity Date or upon acceleration of this Note.

The principal sum outstanding shall bear interest at a floating rate per annum equal to 1.75% in excess of the “LIBOR Rate”, (the “Interest Rate”). The LIBOR Rate is the rate of interest (rounded upwards, if necessary, to the next 1/8 of 1% and adjusted for reserves if Lender is required to maintain reserves with respect to relevant advances) fixed by the British Bankers’ Association at 11:00 a.m., London time, relating to quotations for the one month London InterBank Offered Rates on U.S. Dollar deposits as published on Bloomberg LP, or, if no longer provided by Bloomberg LP, such rate as shall be determined in good faith by the Lender from such sources as it shall determine to be comparable to Bloomberg LP (or any successor) as determined by Lender at approximately 10:00 a.m. Cincinnati, Ohio time on the relevant date of determination. The Interest Rate shall initially be determined as of the date of the initial advance of funds to Borrower under this Note and shall be effective until the first business day of the month following the one month period after the initial advance. The Interest Rate shall be adjusted automatically on the first business day each one month thereafter, commencing on the first business day of the month following the expiration of the initial Interest Rate determination under this Note. Interest shall be calculated based on a 360-day year and charged for the actual number of days elapsed, and shall be payable on the 1st day of each calendar month beginning on January 1, 2012.

In addition, notwithstanding anything herein contained to the contrary, if, prior to or during any period with respect to the LIBOR Rate, any change in any law, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, shall make it unlawful for Lender to fund or maintain its funding in Eurodollars of any portion of the advance subject to the LIBOR Rate or otherwise to give effect to Lender’s obligations as contemplated hereby: (i) Lender may, by written notice to Borrower, declare Lender’s obligations in respect of the LIBOR Rate to be terminated forthwith, and (ii) the LIBOR Rate with respect to Lender shall forthwith cease to be in effect, and interest shall from and after such date be calculated at the Prime Rate, and interest shall be paid on the first (1st) day of each calendar month. Borrower hereby agrees to reimburse and indemnify Lender from all increased costs or fees incurred by Lender subsequent to the date hereof relating to the offering of rates of interest based upon the LIBOR Rate. Borrower’s right to

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utilize LIBOR Rate Index Pricing as set forth in this Note shall be terminated automatically if Lender, by telephonic notice, shall notify Borrower that one, two, three, four or six month Libor Rates are not readily available in the London Inter-Bank Offered Rate Market, or that, by reason of circumstances affecting such Market, adequate and reasonable methods do not exist for ascertaining the rate of interest applicable to such deposits. In such event, amounts outstanding hereunder shall bear interest at a rate equal to Lender’s Prime Rate or such other rate of interest as may be agreed to between Lender and Borrower.

Notwithstanding any provision to the contrary in this Note, in no event shall the interest rate charged on the Borrowing exceed the maximum rate of interest permitted under applicable state and/or federal usury law. Any payment of interest that would be deemed unlawful under applicable law for any reason shall be deemed received on account of, and will automatically be applied to reduce, the principal sum outstanding and any other sums (other than Interest) due and payable to Lender under this Note, and the provisions hereof shall be deemed amended to provide for the highest rate of interest permitted under applicable law.

2. USE OF PROCEEDS. Borrower certifies that the proceeds of this loan are to be used for business purposes.

3. RENEWAL. This Note is issued, not as a payment toward, but as a continuation of, the obligations of Borrower to Lender pursuant to that certain note dated December 15, 2010, in the principal amount of $700,000.00 (together with all prior amendments thereto or restatements thereof the “Prior Note”). Accordingly, this Note shall not be construed as a novation or extinguishment of, the obligations arising under the Prior Note, and its issuance shall not affect the priority of any security interest granted in connection with the Prior Note.

4. NOTE PROCESSING FEE. Lender may charge, and Borrower agrees to pay on the above Effective Date, a note processing fee in the amount of $1,000.00.

5. REPRESENTATIONS AND WARRANTIES. Borrower hereby warrants and represents to Lender the following:

(a) Organization and Qualification. Borrower is duly organized, validly existing and in good standing under the laws of the State of its incorporation, has the power and authority to carry on its business and to enter into and perform all documents relating to this loan transaction, and is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required. All information provided to Lender with respect to Borrower and its operations is true and correct.

(b) Due Authorization. The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary corporate action, and shall not contravene any law or any governmental rule or order binding on Borrower, or the articles of incorporation and code of regulations or by-laws of Borrower, nor violate any agreement or instrument by which Borrower is bound nor result in the creation of a Lien on any assets of Borrower except the Lien granted to Lender herein. Borrower has duly executed and delivered to Lender the Loan Documents and they are valid and binding obligations of Borrower enforceable according to their respective terms, except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to, or consent by, any governmental body is needed in connection with this transaction.

(c) Litigation. There are no suits or proceedings pending or threatened against or affecting Borrower, and no proceedings before any governmental body are pending or threatened against Borrower except as otherwise specifically disclosed to Lender on or prior to the Effective Date or as set forth on any Litigation Exhibit which may be attached hereto.

(d) Business. Borrower is not a party to or subject to any agreement or restriction that may have a material adverse effect on Borrower’s business, properties or prospects. Borrower has all franchises, authorizations, patents, trademarks, copyrights and other rights necessary to advantageously conduct its business. They are all in full force and effect and are not in known conflict with the rights of others.

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(e) Licenses, etc. Borrower has obtained any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business. Borrower possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted by it, without any conflict with the rights of any other person or entity. All of the foregoing are in full force and effect and none of the foregoing are in known conflict with the rights of others.

(f) Laws. Borrower is in material compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency.

(g) Title. Borrower has good and marketable title to the assets reflected on the most recent balance sheet submitted to Lender, free and clear from all liens and encumbrances of any kind, except for (collectively, the “Permitted Liens”) (a) current taxes and assessments not yet due and payable, (b) liens and encumbrances, if any, reflected or noted on such balance sheet or notes thereto, (c) assets disposed of in the ordinary course of business, and (d) any security interests, pledges, assignments or mortgages granted to Lender to secure the repayment or performance of the Obligations.

(h) Subsidiaries and Partnerships. Borrower has no subsidiaries and is not a party to any partnership agreement or joint venture agreement.

6. AFFIRMATIVE COVENANTS. Borrower covenants with, and represents and warrants to, Lender that, from and after the execution date of the Loan Documents until the Obligations are paid and satisfied in full:

(a) Access to Business Information. Borrower shall maintain proper books of accounts and records and enter therein complete and accurate entries and records of all of its transactions in accordance with generally accepted accounting principles and give representatives of Lender access thereto at all reasonable times, including permission to: (a) examine, copy and make abstracts from any such books and records and such other information which might be helpful to Lender in evaluating the status of the Obligations as it may reasonably request from time to time, and (b) communicate directly with any of Borrower’s officers, employees, agents, accountants or other financial advisors with respect to the business, financial conditions and other affairs of the Borrower.

(b) Inspection of Collateral. Borrower shall give Lender reasonable access to the Collateral and the other property securing the Obligations for the purpose of performing examinations thereof and to verify its condition or existence.

(c) Financial Statements. Borrower shall maintain a standard and modern system for accounting and shall furnish to Lender:

(i) Within 60 days after the end of each quarter, a copy of Borrower’s internally prepared consolidated financial statements for that quarter and for the year to date in a form reasonably acceptable to Lender, prepared and certified as complete and correct, subject to changes resulting from year-end adjustments, by the principal financial officer of Borrower;

(ii) Within 120 days after the end of each fiscal year, a copy of Borrower’s financial statements audited by a firm of independent certified public accountants acceptable to Lender (which acceptance shall not be unreasonably withheld) and accompanied by an audit opinion of such accountants without qualification;

(iii) With the statements submitted above, a certificate signed by the Borrower, (i) stating that no Event of Default specified herein, nor any event which upon notice or lapse of time, or both would constitute such an Event of Default, has occurred, or if any such condition or event existed or exists, specifying it and describing what action Borrower has taken or proposes to take with respect thereto, and (ii) setting forth, in summary form, figures showing the financial status of Borrower in respect of the financial restrictions contained herein;

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(iv) Immediately upon any officer of Borrower obtaining knowledge of any condition or event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default, a certificate of such person specifying the nature and period of the existence thereof, and what action Borrower has taken or is taking or proposes to take in respect thereof;

All of the statements referred to in (i) and (ii) above shall be in conformance with generally accepted accounting principles and give representatives of Lender access thereto at all reasonable times, including permission to examine, copy and make abstracts from any such books and records and such other information which might be helpful to Lender in evaluating the status of the loans as it may reasonably request from time to time.

With all financial statements delivered to Lender as provided in (i) and (ii) above, Borrower shall deliver to Lender a Financial Statement Compliance Certificate in addition to the other information set forth therein, which certifies the Borrower’s compliance with the financial covenants set forth herein and that no Event of Default has occurred.

If at any time Borrower has any additional subsidiaries which have financial statements that could be consolidated with those of Borrower under generally accepted accounting principles, the financial statements required by subsections (i) and (ii) above shall be the financial statements of Borrower and all such subsidiaries prepared on a consolidated and consolidating basis.

(d) Condition and Repair. Borrower shall maintain its equipment and all Collateral used in the operation of its business in good repair and working order and shall make all appropriate repairs, improvements and replacements thereof so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

(e) Insurance. At its own cost, Borrower shall obtain and maintain insurance against (a) loss, destruction or damage to its properties and business of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower and, in any event, sufficient to fully protect Lender’s interest in the Collateral, and (b) insurance against public liability and third party property damage of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower. All such policies shall (i) be issued by financially sound and reputable insurers, (ii) name Lender as an additional insured and, where applicable, as loss payee under a Lender loss payable endorsement satisfactory to Lender, and (iii) shall provide for thirty (30) days written notice to Lender before such policy is altered or canceled. All of the insurance policies required hereby shall be evidenced by one or more Certificates of insurance delivered to Lender by Borrower on the Closing Date and at such other times as Lender may request from time to time.

(f) Taxes. Borrower shall pay when due all taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon (provided, however, that extensions for filing and payment of such taxes shall be permitted hereunder if disclosed to and consented to by Lender), and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which by law might be a lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if it is being diligently contested in good faith, if Lender is notified in advance of such contest and if Borrower establishes an adequate reserve or other appropriate provision required by generally accepted accounting principles and deposits with Lender cash or bond in an amount acceptable to Lender.

(g) Existence: Business. Borrower shall (a) maintain its existence as a corporation, (b) continue to engage primarily in business of the same general character as that now conducted, and (c) refrain from entering into any lines of business substantially different from the business or activities in which Borrower is presently engaged.

(h) Compliance with Laws. Borrower shall comply with all federal, state and local laws, regulations and orders applicable to Borrower or its assets including but not limited to all Environmental Laws, in all respects material to Borrower’s business, assets or prospects and shall immediately notify Lender of any violation of any

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rule, regulation, statute, ordinance, order or law relating to the public health or the environment and of any complaint or notifications received by Borrower regarding to any environmental or safety and health rule, regulation, statute, ordinance or law. Borrower shall obtain and maintain any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business and as may be required from time to time by applicable law.

(i) Notice of Default. Borrower shall, within ten (10) days of its knowledge thereof, give written notice to Lender of: (a) the occurrence of any event or the existence of any condition which would be, after notice or lapse of applicable grace periods, an Event of Default, and (b) the occurrence of any event or the existence of any condition which would prohibit or limit the ability of Borrower to reaffirm any of the representations or warranties, or to perform any of the covenants, set forth herein.

(j) Costs. Borrower shall reimburse Lender for any and all fees, costs and expenses including, without limitation, reasonable attorneys’ fees, other professionals’ fees, appraisal fees, environmental assessment fees (including Phase I and Phase II assessments), field exam audits, expert fees, court costs, litigation and other expenses (collectively, the “Costs”) incurred or paid by Lender or any of its officers, employees or agents in connection with: (a) the preparation, negotiation, procurement, review, administration or enforcement of the Loan Documents or any instrument, agreement, document, policy, consent, waiver, subordination, release of lien, termination statement, satisfaction of mortgage, financing statement or other lien search, recording or filing related thereto (or any amendment, modification or extension to, or any replacement or substitution for, any of the foregoing), whether or not any particular portion of the transactions contemplated during such negotiations is ultimately consummated, and (b) the defense, preservation and protection of Lender’s rights and remedies thereunder, including without limitation, its security interest in the Collateral or any other property pledged to secure the Loans, whether incurred in bankruptcy, insolvency, foreclosure or other litigation or proceedings or otherwise. The Costs shall be due and payable upon demand by Lender. If Borrower fails to pay the Costs when upon such demand, Lender is entitled to disburse such sums as Obligations. Thereafter, the Costs shall bear interest from the date incurred or disbursed at the highest rate set forth in the Note(s). This provision shall survive the termination of this Agreement and/or the repayment of any amounts due or the performance of any Obligation.

(k) Other Amounts Deemed Loans. If Borrower fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted or required by this Note, or to discharge any Lien prohibited hereby, or to comply with any other Obligation, Lender may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of Borrower. To the extent permitted by law and at the option of Lender, all monies so paid by Lender on behalf of Borrower shall be deemed Obligations and Borrower’s payments under this Note may be increased to provide for payment of such Obligations plus interest thereon.

(I) Further Assurances. Borrower shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further assurances and other agreements or instruments, and take or cause to be taken all such other action, as shall be reasonably necessary from time to time to give full effect to the Loan Documents and the transactions contemplated thereby.

7. NEGATIVE COVENANTS. Borrower covenants with, and represents and warrants to, Lender that, from and after the execution date hereof until the Obligations are paid and satisfied in full:

(a) Merger; Disposition of Assets. Borrower shall not (a) change its capital structure, (b) merge or consolidate with any entity, (c) amend or change its articles of incorporation and code of regulations or by-laws or (d) sell, lease, transfer or otherwise dispose of, or grant any person an option to acquire, or sell and leaseback, all or any substantial portion of its assets, whether now owned or hereafter acquired, except for bona fide sales of Inventory in the ordinary course of business and dispositions of property which is obsolete and not used or useful in its business.

8. FINANCIAL COVENANTS. Borrower and Lender hereby agrees as follows:

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(a) Minimum Tangible Net Worth. Borrower shall not permit its Tangible Net Worth, on a consolidated basis, to be less than the following at the end of any year during any of the periods set forth below:

Period	Min. Amount
12/31/2010 and thereafter	$2,500,000.00

9. DEFINITIONS. Certain capitalized terms have the meanings set forth on any exhibit hereto, in the Security Agreement, if applicable, or any other Loan Document. All financial terms used herein but not defined on the exhibits, in the Security Agreement, if applicable, or any other Loan Document have the meanings given to them by generally accepted accounting principles. All other undefined terms have the meanings given to them in the Uniform Commercial Code as adopted in the state whose law governs this instrument. The following definitions are used herein:

(a) “Business Day” means any day other than a Saturday, Sunday, federal holiday or other day on which the New York Stock Exchange is regularly closed.

(b) “Lien” means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.

(c) “Loan Documents” means any and all Rate Management Agreements and each and every document or agreement executed by any party evidencing, guarantying or securing any of the Obligations; and “Loan Document” means any one of the Loan Documents.

(d) “Obligation(s)” means all loans, advances, indebtedness and each and every other obligation or liability of Borrower owed to each of Lender and/or any affiliate of Fifth Third Bancorp, however created, of every kind and description whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease overdraft, agreement or otherwise, whether or not secured by additional collateral, whether originated with Lender or owed to others and acquired by Lender by purchase, assignment or otherwise, and including, without limitation, all loans, advances, indebtedness and each and every obligation or liability arising under the loan document, any and all Rate Management Obligations (as defined in the Loan Documents), letters of credit now or hereafter issued by Lender or any affiliate of Fifth Third Bancorp for the benefit of or at the request of Borrower, all obligations to perform or forbear from performing acts, and agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications and restatements thereof, and all expenses and attorneys’ fees incurred by Lender hereunder or any other document, instrument or agreement related to any of the foregoing.

(e) “Tangible Net Worth” shall mean the total of the capital stock (less treasury stock), paid-in capital surplus, general contingency reserves and retained earnings (deficit) of Borrower and any Subsidiary as determined on a consolidated basis in accordance with generally accepted accounting principles after eliminating all inter-company items and all amounts properly attributable to minority interests, if any, in the stock and surplus of any Subsidiary, minus the following items (without duplication of deductions), if any, appearing on the consolidated balance sheet of Borrower:

(i) all deferred charges (less amortization, unamortized debt discount and expense and corporate organization expenses);

(ii) the book amount of all assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, such items as goodwill, trademark applications, trade names, service marks, brand names, copyrights, patents, patent applications and licenses, and rights with respect to the foregoing;

(iii) the amount by which aggregate inventories or aggregate securities appearing on the asset side of such consolidated balance sheet exceed the lower of cost or market value (at the date of such balance sheet) thereof; and

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(iv) any write-up in the book amount of any asset resulting from a revaluation thereof from the book amount entered upon acquisition of such asset.

(f) “Collateral” means all personal and/or real property provided by Borrower to Lender as collateral security for the obligations.

(g) “Rate Management Agreement” means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master Agreement between Borrower and Lender or any affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

(h) “Rate Management Obligations” means any and all obligations of Borrower to Lender or any affiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Agreement.

10. EVENTS OF DEFAULT. Upon the occurrence of any of the following events (each, an “Event of Default”), Lender may, at its option, without any demand or notice whatsoever, cease making advances and declare this Note and all Obligations to be fully due and payable in their aggregate amount, together with accrued interest and all prepayment premiums, fees, and charges applicable thereto:

(a) Any failure to make any payment when due of principal or accrued interest on this Note or any other Obligation and such nonpayment remains uncured for 10 days after written notice from Lender to Borrower of such default.

(b) Any representation or warranty of Borrower set forth in this Note or in any agreement, instrument, document, certificate or financial statement evidencing, guarantying, securing or otherwise related to, this Note or any other Obligation shall be materially inaccurate or misleading.

(c) Borrower or any Guarantor shall fail to observe or perform any other term or condition of this Note or any other term or condition set forth in any agreement, instrument, document, certificate, or financial statement evidencing, guarantying, or otherwise related to this Note or any other Obligation, or Borrower or any Guarantor shall otherwise default in the observance or performance of any covenant or agreement set forth in any of the foregoing for 30 days after written notice from Lender to Borrower of such default.

(d) The dissolution of Borrower or of any endorser or guarantor of the Obligations, or the merger or consolidation of any of the foregoing with a third party, or the lease, sale or other conveyance of a material part of the assets or business of any of the foregoing to a third party outside the ordinary course of its business, or the lease, purchase or other acquisition of a material part of the assets or business of a third party by any of the foregoing.

(e) The creation of any Lien (except a lien to Lender) on, the institution of any garnishment proceedings by attachment, levy or otherwise against, the entry of a judgment against, or the seizure of, any of the property of Borrower or any endorser or guarantor hereof including, without limitation, any property deposited with Lender.

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(f) In the reasonable judgment of Lender in good faith, any material adverse change occurs in the existing or prospective financial condition of Borrower that may affect the ability of Borrower to repay the Obligations, or the Lender deems itself insecure.

(g) A commencement by the Borrower of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the entry of a decree or order for relief in respect of the Borrower in a case under any such law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower, or for any substantial part of the property of Borrower, or ordering the wind-up or liquidation of the affairs of Borrower; or the filing and pendency for 30 days without dismissal of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; or the making by Borrower of any general assignment for the benefit of creditors; or the failure of the Borrower of the Obligations generally to pay its debts as such debts become due; or the taking of action by the Borrower in furtherance of any of the foregoing.

(h) Nonpayment by the Borrower of any Rate Management Obligation relating to this Note when due or the breach by the Borrower of any term, provision or condition contained in any Rate Management Agreement.

11. REMEDIES. After the occurrence of an Event of Default, in addition to any other remedy permitted by law, Lender may at any time, without notice, apply the Collateral to this Note or such other Obligations, whether due or not, and Lender may, at its option, proceed to enforce and protect its rights by an action at law or in equity or by any other appropriate proceedings; provided that this Note and the Obligations shall be accelerated automatically and immediately if the Event of Default is a filing under the Bankruptcy Code.

Lender’s rights and remedies hereunder are cumulative, and may be exercised together, separately, and in any order. No delay on the part of Lender in the exercise of any such right or remedy shall operate as a waiver. No single or partial exercise by Lender of any right or remedy shall preclude any other further exercise of it or the exercise of any other right or remedy. No waiver or indulgence by Lender of any Event of Default shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be construed as a waiver of any other occurrence in the future.

12. LATE PAYMENTS; DEFAULT RATE; FEES. If any payment is not paid when due (whether by acceleration or otherwise) or within 10 days thereafter, undersigned agrees to pay to Lender a late payment fee as provided for in any loan agreement or 5% of the payment amount, whichever is greater with a minimum fee of $20.00. After an Event of Default, Borrower agrees to pay to Lender a fixed charge of $25.00, or Borrower agrees that Lender may, without notice, increase the Interest Rate by three percentage points (3%) (the “Default Rate”), whichever is greater. Lender may impose a non-sufficient funds fee for any check that is presented for payment that is returned for any reason. In addition, Lender may charge loan documentation fees as may be reasonably determined by the Lender.

13. ROUNDING AND RATE MANAGEMENT AGREEMENT. Any time during which a Rate Management Agreement is then in effect with respect to this Note, the provisions contained in this Note which round up the interest rate to the nearest 1/8 shall be disregarded and no longer of any force and effect, notwithstanding anything to the contrary contained in this Note. These “round up” provisions appear as a parenthetical as follows: (rounded upwards, if necessary to the next 1/8 of 1%).

14. ENTIRE AGREEMENT. Borrower agrees that there are no conditions or understandings which are not expressed in this Note and the documents referred to herein.

15. SEVERABILITY. The declaration of invalidity of any provision of this Note shall not affect any part of the remainder of the provisions.

16. ASSIGNMENT. Borrower agrees not to assign any of Borrower’s rights, remedies or obligations described in this Note without the prior written consent of Lender. Borrower agrees that Lender may assign some or all of its rights and remedies described in this Note without notice to, or prior consent from, the Borrower.

17. MODIFICATION: WAIVER OF LENDER. The modification or waiver of any of Borrower’s obligations or Lender’s rights under this Note must be contained in a writing signed by Lender, Lender may perform Borrower’s

PROMISSORY-NOTE © Fifth Third Bancorp 2001	69425-19-4-T.CART-Version # 17 N-2

obligations, or delay or fail to exercise any of its rights or remedies, without causing a waiver of those obligations or rights. A waiver on one occasion shall not constitute a waiver on another occasion. Borrower’s obligations under this Note shall not be affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases (i) any of the obligations belonging to any co- borrower, endorser or guarantor or (ii) any of its rights against any co-borrower, guarantor or endorser.

18. WAIVER OF BORROWER. Demand, presentment, protest and notice of dishonor, notice of protest and notice of default are hereby waived by Borrower, and any endorser or guarantor hereof. Each of Borrower, including but not limited to all co-makers and accommodation makers of this Note, hereby waives all suretyship defenses including but not limited to all defenses based upon impairment of Collateral and all suretyship defenses described in Section 3-605 of the Uniform Commercial Code (the “UCC”). Such waiver is entered to the full extent permitted by Section 3-605 (i) of the UCC.

19. GOVERNING LAW; CONSENT TO JURISDICTION. This Note is delivered in, is intended to be performed in, will be governed, construed, and enforceable in accordance with and governed by the internal laws of, the State of Ohio, without regard to principles of conflicts of law. Borrower agrees that the state and federal courts in the County where the Lender is located shall have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to Borrower at the address set forth herein.

20. JURY WAIVER, BORROWER, AND ANY ENDORSER OR GUARANTOR HEREOF, WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21. WARRANT OF ATTORNEY. Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after maturity of this Note, whether by its terms or upon default, acceleration or otherwise, to waive the issuance and service of process, and release all errors, and to confess judgment against it in favor of Lender for the principal sum due herein together with interest, charges, court costs and attorneys’ fees. Stay of execution and all exemptions are hereby waived. If this Note or any Obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgment, the obligors shall pay to the holder of such obligations its attorneys’ fees. EACH OF BORROWER AND ANY ENDORSER OR ANY GUARANTOR AGREES THAT AN ATTORNEY WHO IS COUNSEL TO LENDER OR ANY OTHER HOLDER OF SUCH OBLIGATION MAY ALSO ACT AS ATTORNEY OF RECORD FOR BORROWER WHEN TAKING THE ACTIONS DESCRIBED ABOVE IN THIS PARAGRAPH. BORROWER AGREES THAT ANY ATTORNEY TAKING SUCH ACTIONS MAY BE PAID FOR THOSE SERVICES BY LENDER OR HOLDER OF SUCH OBLIGATION. BORROWER WAIVES ANY CONFLICT OF INTEREST THAT MAY BE CREATED BECAUSE THE ATTORNEY REPRESENTING THE BORROWER IS BEING PAID BY LENDER OR THE HOLDER OF SUCH OBLIGATION.

PROMISSORY-NOTE © Fifth Third Bancorp 2001	69426-19-4-T.CART-Version # 17 N-2

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWER: Dental Care Plus, Inc., an Ohio corporation

By:	/s/ Robert C. Hodgkins, Jr.
(Authorized Signer)

Robert Hodgkins Jr., Vice President

(Print Name and Title)

PROMISSORY-NOTE © Fifth Third Bancorp 2001	69425-19-4-L-T.CART-Version # 17 N-2

001 - FTCI                                                     FIFTH THIRD BANK

Corporate Resolution

Taxpayer I.D. No. 31-1185262

Organizational No. 668728

I, the undersigned, Secretary/Assistant Secretary of Dental Care Plus, Inc., a corporation organized and validly existing under the laws of the State of Ohio, do hereby certify that in accordance with the laws of the state of this corporation’s organization at either

☑ a duly called meeting of the Board of Directors of this corporation held on December 14, 2011, a quorum being present, the following resolutions were duly adopted

or

☐ in a unanimous written action of the Board of Directors of this corporation the following resolutions were adopted; and such resolutions are now in full force and effect, have not been rescinded or modified, and that there is nothing in the articles, certificates, regulations, by-laws, or directors’ or stockholders’ resolutions of this corporation which in any way limits or restricts its borrowing power or conflicts with said resolutions.

RESOLVED, That Fifth Third Bank, an Ohio banking corporation, located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 for itself and as agent for all affiliates of Fifth Third Bancorp (“Lender”), be and the same is hereby designated as a depository for the bankable papers and funds of this corporation, including checks, drafts and current items of every character whatsoever, which shall be deposited in the name of this corporation endorsed with a rubber stamp or otherwise.

BE IT FURTHER RESOLVED, That any one of the officers specified in the Incumbency Paragraph is/are hereby authorized to sign on behalf of this corporation any and all checks, drafts, acceptances and other instruments and/or orders for the payment and/or withdrawal of any and all moneys, credits, items and property at any time held by Lender for the accounts of this corporation, including those drawn to the individual order of any such officer(s) or the use of said checks, drafts, and orders, or the proceeds thereof.

BE IT FURTHER RESOLVED, That Lender be and it hereby is authorized and directed to honor as genuine and authorized instruments of this corporation any and all checks, drafts or other orders for the payment of money drawn in the name of this corporation and be signed on its behalf with the facsimile signature of any of the officers specified in the Incumbency Paragraph and that the Secretary/Assistant Secretary is authorized and directed to certify to Lender by specimen the form(s) of facsimile signatures authorized by this corporation for use by the above-named officer(s) and that this corporation assumes full responsibility for any and all payments made by Lender in reliance upon the facsimile signature of any officer(s) named above and agrees to indemnify and hold harmless Lender against any and all losses, costs, damages or expenses suffered or incurred by Lender arising out of the misuse or unlawful or unauthorized use by any person of such facsimile signature or signatures.

BE IT FURTHER RESOLVED, That any one of those officer(s) described in the preceding paragraphs is/are hereby authorized on behalf of this corporation to issue stop payment orders (including without limitation online stop payment orders) pertaining to any and all instruments executed under the authority of the preceding paragraphs.

BE IT FURTHER RESOLVED, that any one of the officers specified in the Incumbency Paragraph is/are hereby authorized to (i) execute the Fifth Third Bank Treasury Management Services Terms and Conditions; (ii) enter into and utilize various treasury management services offered from time to time by Lender (whether pursuant to the Fifth Third Bank Treasury Management Services Terms and Conditions or not), including without limitation wire transfer services, automated clearing house transactions, electronic data interchange, sweep services, deposit management services and lockbox services; (iii) authorize outgoing wire transfer requests and transfer to and from the accounts of this corporation using the funds transfer system of the automated clearing house; and (iv) designate to the Lender in writing from time to time employees of this corporation permitted to undertake or initiate the transactions contemplated in clauses (ii) or (iii) of this resolution.

CORP-RESO © Fifth Third Bancorp 2001	69425-8-8-T.CART-Version # 17 N-2

BE IT FURTHER RESOLVED, That any one of the officers specified in the incumbency Paragraph is/are hereby authorized to borrow or to lease from time to time on behalf of this corporation from Lender such sums of money, for such times and upon such terms as may seem advisable to such officer(s), to sign and deliver on behalf of this corporation credit and loan agreement, notes or leases therefor, and to pledge and mortgage and grant liens upon all or any of the assets of this corporation as security for such loans or leases under such terms and conditions as may seem advisable to such officer(s); to sign and deliver on behalf of this corporation rate management agreements and any and all documents related to rate management transactions; and also is/are hereby authorized to endorse in the name of this corporation and to negotiate to Lender all or any of the notes, bills receivable, accounts receivable and assets of this corporation upon such terms as may seem advisable to such officer(s).

BE IT FURTHER RESOLVED, That the officers identified immediately above in the preceding paragraph is/are hereby authorized to guarantee the payment of the debts, loans, leases, or other indebtedness of another, for such times and for such sums of money, and upon such terms as may seem advisable to such officer(s); to sign and deliver on behalf of this corporation, guarantee agreements or other documents therefor as may be required; and to pledge and mortgage and grant liens upon all or any of the assets of this corporation as security for such guarantees or as security for the obligations of others under such terms and conditions as may seem advisable to such officer(s).

BE IT FURTHER RESOLVED, That this resolution, the terms and conditions appearing on the signature card(s) and in the Lender’s Rules and Regulations, constitute the deposit agreement between this corporation and Lender and that the Secretary/Assistant Secretary of this corporation is empowered to subscribe to such terms and conditions on behalf of this corporation.

BE IT FURTHER RESOLVED, That the designation of Lender as a depository for this corporation and the authority hereby conferred is in addition to that conferred by any other resolution heretofore or hereafter delivered by this corporation to Lender and shall continue in full force and effect until Lender shall have received notice in writing, certified by the Secretary/Assistant Secretary of this corporation, of the revocation hereof by a resolution duly adopted by the Board of Directors of this corporation. Any such revocation shall be effective only as to credit which is extended or committed by Lender, or actions which are taken by this corporation pursuant to the resolutions contained herein, subsequent to Lender’s receipt of such notice.

BE IT FURTHER RESOLVED, That any and all transactions by or on behalf of this corporation with the Lender prior to the adoption of this resolution (whether involving deposits, withdrawals, borrowings, guarantees, leases or otherwise) be and same are in all respects ratified, approved and conferred.

INCUMBENCY PARAGRAPH: BE IT FURTHER RESOLVED, That the officers referred to in the foregoing resolutions are as follows:

NAME	TITLE	SIGNATURE

Anthony Cook	President	/s/ Anthony A. Cook

Robert Hodgkins Jr.	Vice President	/s/ Robert C. Hodgkins, Jr.

BE IT FURTHER RESOLVED, That Lender is authorized to rely in good faith on any telephonic or other oral communication which shall be received by it from anyone reasonably believed by Lender to be one of the officers designated above.

I further certify that the above-named person(s) is/are duly elected officer(s) of this corporation and presently hold the title(s) set forth opposite its/their respective name, said officer(s) is/are authorized to act on behalf of this corporation in transactions with Lender, and the signature opposite each officer’s name is his or her true and correct signature.

CORP-RESO © Fifth Third Bancorp 2001	69426-8-8-T.CART-Version # 17 N-2

I further certify that the Articles/Certificate of Incorporation and Code of Regulations/Bylaws of this corporation which have been delivered to Lender are in full force and effect and have not been amended, modified, replaced, or substituted in any manner.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of this corporation, this 14th day of December, 2011.

/s/ Fred Bronson DDS

Secretary/Assistant Secretary

CORP-RESO © Fifth Third Bancorp 2001	69425-8-8-L-T.CART-Version # 17 N-2

001 - FTCI

FIFTH THIRD BANK

Mortgage Modification

This Mortgage Modification dated December 16, 2011 is made for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, Dental Care Plus, Inc., an Ohio corporation located at 100 Crowne Pointe Place, Cincinnati, Hamilton County, Ohio 45241 (the “Mortgagor”) and Fifth Third Bank, an Ohio banking corporation located at 38 Fountain Square Plaza, Cincinnati, Hamilton County, Ohio 45263 for itself and as agent for any affiliate of Fifth Third Bancorp (“Lender”) under a certain:

(a) Open End Mortgage recorded in Book 11032, Page 15 in the office of Hamilton County, Ohio real estate records, (the “Mortgage”), and

(b) an Assignment of Rents and Leases recorded in Book 11032, Page 34 in the office of Hamilton County, Ohio real estate records, (the “Assignment of Rents”), and

(the “Open End Mortgage and Assignment of Rents and Leases” are the “Mortgage Documents”), which Mortgage Documents encumber the real property described on the attached Exhibit A. Mortgagor and Lender hereby amend the Mortgage Documents as follows:

1. The Mortgage Documents secure to Lender the repayment of indebtedness (as defined in the Mortgage), in the current proposed committed amount of $750,000.00.

2. Mortgagor acknowledges that it will be prepared to pay off the loan in full on the maturity date, and that Lender has never made any representation to Mortgagor that Lender will refinance the loan.

3. Mortgagor acknowledges that the indebtedness is presently secured by the Mortgage Documents, among others. Mortgagor reaffirms the Mortgage Documents except as modified by this Agreement.

4. Mortgagor acknowledges that Lender has performed all of its obligations to Mortgagor to date, that Lender is not in default of any of Lender’s obligations, and that Mortgagor has no defenses, setoffs, or other claims against Lender arising out of the indebtedness or the Mortgage Documents and the Loan Documents (as defined in the Mortgage Documents).

MORT_MOD © Fifth Third Bancorp 2001	69425-21-4-T.CART-Version # 17 N-2

5. Mortgagor agrees that this is not a novation of any Indebtedness but merely an extension and/or modification of the existing Indebtedness.

6. The Mortgage Documents as amended and modified by this Extension Agreement should be construed together as far as possible. If there is a conflict between the Mortgage Documents or between the Mortgage Documents and this Extension Agreement, the terms of this Extension Agreement controls.

7. Mortgagor acknowledges that it is still bound by the original Mortgage Documents, which remain in full force and effect in accordance with their respective terms except as modified herein and by any amendment documents executed contemporaneously herewith. Except as expressly amended herein, all other terms and provisions of the Mortgage Documents remain in full force and effect. The lien of the Mortgage Documents is in no manner impaired hereby.

8. The person signing on behalf of the Mortgagor has been authorized to do so and is able to bind the Mortgagor.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first above written.

MORTGAGOR:

Dental Care Plus, Inc., an Ohio corporation

By: /s/ Robert C. Hodgkins, Jr.

(Authorized Signer)

Robert Hodgkins Jr., Vice President

(Print Name and Title)

State of Ohio		)
):
County of	Hamilton	)

The foregoing instrument was acknowledged before me this 14 of December 2011 by Robert Hodgkins Jr., Vice President of Dental Care Pius, Inc., an Ohio corporation, on behalf of the corporation.

/s/ Malinda Eisenmann
Notary Public

This instrument prepared by:	MALINDA EISENMANN Notary Public, State of Ohio My Commission Expires10-20-2014

Fifth Third Bank, an Ohio banking corporation 38 Fountain Square Plaza Cincinnati, Ohio 45263 Hamilton County Ohio

MORT_MOD © Fifth Third Bancorp 2001	69425-21-4-T.CART-Version # 17 N-2

EXHIBIT A

The Real Estate

The Site

Address:    100 Crowne Point Place

                  Cincinnati, OH 45241

MORT_MOD © Fifth Third Bancorp 2001	69425-21-4-L-T.CART-Version # 17 N-2

FIFTH THIRD BANK SETTLEMENT STATEMENT

	Name	Address	City	State	Zip
Borrower	Dental Care Plus Inc	100 Crowne Point Place	Cincinnati	Ohio	45241

DISBURSEMENT SUMMARY		Amount	Code
Disbursement Entity #1	Fifth Third Bank	$1,044.00	A
Total Disbursements		$1,044.00

GROSS PROCEEDS				Amount
1. Real Estate Loan		Full Amount:
2. Line of Credit	0904796877-117	Full Amount:	$750,000.00
3. Term Loan		Full Amount:
4. Amount Received from Borrower
5. Amount Due from Borrower					$1,044.00
Check enclosed
Debit Account #
Draw on Loan
Bill Customer via AFS invoice
6. Total Gross Proceeds					$1,044.00

EXPENSES AND DISBURSEMENTS				Amount		Code
7. Commitment Fee Paid To Bank
8a. Loan Processing Fee Paid to Bank					$1,000.00	A
8b. Swap Fee
9. UCC Search Fee
10. Credit Report
11. Background Check
12. Certificate of Good Standing & Articles of Incorporation
13. Attorney Fee payable to:
14. Survey Fee payable to:
15a. Appraisal Fee payable to:
15b. Appraisal Review Fee
16. Recording Fees					$44.00	A
MTG.	$44.00
AORL
UCC
DEED
MISC.

				Amount		Code
17. Documentary Stamp Tax (Florida Only)
18a. Mortgage Title Insur. Premium payable to:
18b. Title Search Fee Title Commitment First Title Agency Inc						A
I8c. Other - Title Related
18d. Other - Title Related
18e. Intangible Tax (Florida Only)
19. Environmental Assessment Rpt payable to:
20. Flood Certification Fee
21. Payoff or Reduce Other Obligations of Borrower			$0.00
22. Other Disbursements Authorized by Borrower			$0.00
23. Total Expenses and Disbursements					$1,044.00

NET PROCEEDS				Amount
24. Total Gross Proceeds Shown - Item # 6					$1,044.00
25. Less Total Expenses and Disbursements - Item # 23				-$	1,044.00
26. Total Net Proceeds					$0.00
27. Amount To Be Deposited into Borrower’s Account #:					$0.00
28. Amount To Be Disbursed to Borrower By Check #:					$0.00
29. Total Net Proceeds (Note: Should be equal to zero)					$0.00

Borrower(s) hereby authorizes Fifth Third Bank to make for and on behalf of Borrower(s) the expenditures and disbursements listed above and approve same for payment.

ACCEPTED:

FIFTH THIRD BANK

	Lender CC #	Lender Name	Lender Title	Signature
	5833	David Cors	Vice President	/s/ David Cors

	Borrower Name	Signer Name	Signer Title	Signature
1	Dental Care Plus Inc	Robert Hodgkins	VP & CFO	/s/ Robert C. Hodgkins, Jr.

DATE FUNDED:	ACE Transaction #:
FUNDED BY:	Amount: